UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________________________________________
FORM 8-K

____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2015

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CHANNELADVISOR CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Aerial Center Parkway
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2015, ChannelAdvisor Corporation (the “Registrant”) issued a press release announcing its financial results for the three months ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(d)     Appointment of David Spitz as Chief Executive Officer and Member of the Board of Directors; Appointment of Scot Wingo as Executive Chairman

On April 28, 2015, the Registrant’s Board of Directors (the “Board”) appointed David J. Spitz as the Registrant’s Chief Executive Officer, effective upon the filing of the Registrant’s Form 10-Q for the quarter ended March 31, 2015, which filing was made on May 4, 2015.  Mr. Spitz will serve as the Registrant’s principal executive officer.

On April 28, 2015, the Board also approved an increase in the size of the Board from six to seven members and appointed Mr. Spitz as a director to fill the vacancy created by the increase, with such appointment effective concurrently with his appointment as Chief Executive Officer. Mr. Spitz will serve in the class of directors whose term will expire at the Registrant’s 2016 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Spitz and any other person pursuant to which he was selected as an officer or director of the Registrant, and there is no family relationship between Mr. Spitz and any of the Registrant’s other directors or executive officers.  The Registrant does not expect that Mr. Spitz will be named as a member of any committees of the Board.  Additional information about Mr. Spitz is set forth in the Registrant’s definitive proxy statement for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 23, 2015 and is incorporated by reference into this report.

On April 28, 2015, M. Scot Wingo resigned as the Chief Executive Officer of the Registrant, effective as of the effective time of the appointment of Mr. Spitz as Chief Executive Officer. On April 28, 2015, the Board appointed Mr. Wingo as the Executive Chairman of the Registrant, effective as of May 4, 2015.

(e) Changes in Compensation for David Spitz

In connection with his appointment as Chief Executive Officer, the Board approved changes to Mr. Spitz’s compensation. Mr. Spitz’s annual base salary will be increased to $365,000 and he will be eligible to receive annual variable incentive compensation of up to 100% of his base salary, subject to his achievement of performance criteria established by the Board or Compensation Committee of the Board.

Effective as of May 4, 2015, the Compensation Committee of the Board granted Mr. Spitz an option to purchase 250,000 shares of the Registrant’s common stock (the “Option Grant”) at an exercise price equal to the closing price of a share of the Registrant’s common stock on the New York Stock Exchange on that date.  The Option Grant will vest in four equal annual installments, with the first installment vesting on May 4, 2016, such that the Option Grant will be fully vested on May 4, 2019, subject to Mr. Spitz’s continuous service with the Registrant as of the applicable vesting date. Effective as of May 4, 2015, the Compensation Committee of the Board also granted Mr. Spitz 250,000 restricted stock units (the “RSU Grant”), which will vest in four equal annual installments, with the first installment vesting on May 4, 2016, such that the RSU Grant will be fully vested on May 4, 2019, subject to Mr. Spitz’s continuous service with the Registrant as of the applicable vesting date. Each of the Option Grant and RSU Grant were made subject to the terms of the Registrant’s 2013 Equity Incentive Plan.

The terms of Mr. Spitz’s employment with the Registrant will continue to be governed by his Amended and Restated Executive Severance and Change of Control Letter Agreement, dated as of December 17, 2014, filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on February 26, 2015.

Item 7.01.             Regulation FD Disclosure.

On May 4, 2015, the Registrant issued a press release announcing Mr. Spitz’s and Mr. Wingo’s appointments.  A copy of this press release is furnished herewith as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated May 4, 2015 “ChannelAdvisor Announces First Quarter 2015 Financial Results.”
99.2	Press Release, dated May 4, 2015 “ChannelAdvisor Names David Spitz Chief Executive Officer and Scot Wingo Executive Chairman.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ John F. Baule
Date:	May 4, 2015		John F. Baule
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated May 4, 2015 “ChannelAdvisor Announces First Quarter 2015 Financial Results.”
99.2	Press Release, dated May 4, 2015 “ChannelAdvisor Names David Spitz Chief Executive Officer and Scot Wingo Executive Chairman.”